                   SETTLEMENT AGREEMENT, RELEASE,
                             AND WAIVER



     This Settlement Agreement, Release, and Waiver (the "Agreement") is presented to Leonard M. Rubenstein ("Associate") on the 21st day of September, 1999 and is by and between Conning Corporation, GenAmerica Corporation, its subsidiary and affiliated companies, and its successors and assigns (collectively referred to as "GenAmerica").

     WHEREAS, Associate has been employed as the Chief Executive
Officer of Conning Corporation, a subsidiary of GenAmerica Corporation;
and

     WHEREAS, Associate and GenAmerica agree that the employment relationship shall now be terminated.

     NOW THEREFORE, Associate and GenAmerica desire, and by this Agreement intend:

     * To resolve and settle all existing and potential differences and disputes between them arising out of Associate's employment and termination therefrom;

     * To release all claims that could be asserted arising from Associate's employment or termination therefrom;

     * To protect the confidentiality of GenAmerica's business information;

     *    To provide for responses for information concerning
          Associate's employment or termination thereof;

     * To secure Associate's full cooperation in the transition to new management of GenAmerica and Conning Corporation; and

     * To be legally bound, in consideration of the mutual promises set forth herein, by the following terms:

I.   TERMINATION OF EMPLOYMENT

     Associate's employment with GenAmerica shall terminate effective October 1, 1999 ("Termination Date").

II.  BENEFITS

As consideration for Associate signing this Agreement, GenAmerica will provide the following benefits to Associate:

     A. GenAmerica will pay Associate the amount of $405,000 in the form of bi-weekly payments of $10,658 from October 15, 1999 through March 16, 2001.

     B. GenAmerica will pay Associate the amount of $143,260 (which is the approximate value of one-half of Associate's unused Paid Absence
Time) in one lump sum as soon as reasonably practicable after March 16, 2001. Associate acknowledges that under the terms of the Paid Absence Time program the Associate payment of unused Paid Absence Time benefits is normally available only if an associate retires after reaching age 55.

     C. GenAmerica will pay Associate $1393 per month for the life of Associate beginning as soon as reasonably practicable after March 16, 2001.

     D. Commencing on the Termination Date, GenAmerica shall make available to Associate continuation group medical and dental insurance coverage in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). The full cost of such COBRA coverage shall be the responsibility of Associate in accordance with GenAmerica's regular practices in connection with such coverage. Upon Associate reaching age 55 on March 16, 2001, Associate will become eligible for post-retirement group medical and dental insurance coverage in accordance with GenAmerica's regular program for retirees. Associate will be responsible for the payment for the contribution required of retired employees for such coverages. The availability of the benefits described in this Section II.D. is subject to the terms of the retiree medical and dental plan from time to time, and is subject to any changes in the plan, including termination of the plan, in the future.

     E. GenAmerica will pay Associate an early retirement benefit under GenAmerica's Executive Supplemental Retirement Plan (ESRP) in the amount of $2,710 per month starting as soon as reasonably practicable after March 16, 2001 as an annuity to be paid for 15 years certain and life. Associate acknowledges that under the terms and conditions of the ESRP, vesting normally occurs at age 64 and the ESRP benefit becomes payable at age 65.

     F. GenAmerica will provide Associate executive level career transition services from a professional outside career transition firm mutually agreed upon by GenAmerica and Associate.

     G.   The payments and benefits enumerated in this Section II
(other than the COBRA coverage under II.D.) are in consideration for Associate signing this Agreement and fulfilling the promises contained herein. The parties agree that the payments and benefits enumerated in this Section II are in excess of any payments or benefits to which Associate would otherwise be entitled upon termination of employment at this time. No such payments or benefits will be made from any plan qualified under Section 401 of the Internal Revenue Code. Any payments made shall be made under a nonqualified plan maintained by GenAmerica or from cash.

     H. No payments or benefits described in this Section II shall be considered as salary or compensation for any purpose, including for any purpose under any employer plan, qualified or nonqualified, or any other plan, program, or arrangement sponsored or maintained by GenAmerica.

III.  COOPERATION IN TRANSITION AND LITIGATION

      In addition to the consideration set forth below Associate agrees that he will cooperate with GenAmerica, its successors and assigns, to the fullest extent reasonably possible in the transition to new management of Conning Corporation, the completion of the sale of GenAmerica to Metropolitan Life Insurance Company, in the transition during the period following the completion of the sale, and any litigation involving GenAmerica. This Section III will not be construed to require Associate to perform active work at GenAmerica on any regular basis.

IV.   CONFIDENTIAL INFORMATION

      Associate warrants that he has returned or will immediately return to GenAmerica all GenAmerica's business information that Associate has in his possession or, had in his possession on October 1, 1999, which Associate produced, received or otherwise took possession of during his employment with GenAmerica including, but not limited to, any client or customer lists, General Agent lists, agent lists, broker lists, or Registered Representative lists. Associate warrants that he has not made or retained any copies or excerpts of any business information, and will not make or retain any copies or excerpts thereof. Associate warrants that he will not disclose any information relating to GenAmerica's business to anyone for any reason in the future unless compelled to do so by law, at which time Associate may disclose the information to his legal advisors. If Associate learns of any document or other information purporting to compel Associate to reveal information about GenAmerica's business, Associate shall immediately disclose such document and/or information to GenAmerica in accordance with the notice provisions in Section XII of this Agreement.

V.    NON-DISPARAGEMENT

      Except as may be compelled by a court of law, Associate shall take no action (including without limitation the making of any oral or written statement) which damages, disparages, or otherwise diminishes the reputation and business practices of GenAmerica, Metropolitan Life Insurance Company, and their officers, directors and employees.

VI.   NONSOLICITATION

      Associate agrees that he will not, separately or in association with others, directly or indirectly, solicit any Associate, employee, General Agent, agent, broker, or Registered Representative of GenAmerica to become employed, contracted or associated by or with Associate or any entity in which Associate is an employee or owner or any current customer or client of Conning Corporation without first obtaining the written consent of GenAmerica. This covenant shall continue for a period of two (2) years from the date of this Agreement.

VII.  CONFIDENTIALITY

      Associate agrees that the terms of this Agreement and any related documents are confidential and that performance by GenAmerica is conditioned upon strict adherence to this confidentiality provision. Associate agrees that he may not disclose to any party any of the terms of this Agreement. Notwithstanding the foregoing, Associate may disclose such information as needed to his immediate family, accountants or tax preparers, financial planners, or attorneys. Associate agrees to notify such persons of the confidential nature of this information and to advise such persons not to disclose any confidential information to any other person.

VIII. COMPLETE RELEASE

      Associate, for himself and his successors, assigns, and heirs, hereby discharges and releases GenAmerica and its parents, subsidiaries, and affiliates, and all of their respective officers, directors, employees, advisors and legal counsel, and each of their predecessors, representatives, successors and assigns, from any and all claims or demands that Associate now has or may have in the future based on Associate's employment with GenAmerica, Associate's conduct during that employment, or the termination of that employment. This includes a release of any rights or claims Associate may have based on any facts or events, whether known or unknown by Associate, that occurred on or before the effective date of this Agreement, including, without limitation,
                                      ---------  ------------------
a release of any rights or claims Associate may have based on:

      A.   the Civil Rights Acts of 1964 (as amended); the Age
Discrimination in Employment Act of 1967, as amended; the Americans with Disabilities Act of 1990; the Rehabilitation Act of 1973; the Equal Pay Act of 1963; the Employee Retirement Income Security Act of 1974, as amended;

      B. the laws of the State of Missouri concerning wages, employment and discharge; any City of St. Louis employment laws; or any other law, rule, regulation or ordinance pertaining to employment, terms and conditions of employment, or termination of employment;

      C. claims arising out of any legal restrictions of the right to terminate GenAmerica's employees such as wrongful or unlawful discharge or related causes of action;

      D. intentional infliction of emotional distress or any other tortious conduct; and/or

      E.   violations of any contract or promise, express or implied.

No reference to the aforementioned causes of action or claims is intended to limit the scope of this Settlement Agreement, Release and Waiver.

IX.   COMPLETE RELEASE NO FUTURE LAWSUITS, COMPLAINTS OR CLAIMS

      Associate promises never to file any petitions, charges, complaints, lawsuits, or related documents with any judicial or administrative agency concerning GenAmerica, Associate's employment with GenAmerica, or Associate's termination therefrom. Associate agrees to withdraw all such actions that are pending. This Article shall not apply to any action taken to enforce the terms of this Agreement.

X.    PERIOD FOR REVIEW AND CONSIDERATION OF AGREEMENT

      Associate confirms that he has been given twenty-one (21) days to review and consider this Agreement before signing it. Associate understands that he may use as much or as little of this period as he wishes prior to signing.

XI.   ADVICE TO CONSULT WITH AN ATTORNEY

      GenAmerica had advised Associate to consult with an attorney, at Associate's own expense, before signing this Agreement.

XII.  ASSOCIATE'S RIGHT TO REVOKE AGREEMENT

      If this Agreement is signed by Associate and returned to GenAmerica within the time specified in Section X, Associate may revoke this Agreement within seven (7) calendar days of the date of Associate's signature. Revocation must be made by delivering a written notice of revocation to GenAmerica, that must be received no later than close of business on the seventh (7th) calendar day (or next business day thereafter, if the 7th calendar day is not a business day) after Associate signs this Agreement. If Associate revokes this Agreement, it shall not be effective or enforceable and Associate will not receive the payments described herein. Notice to GenAmerica for the purposes of this paragraph shall be effective if and only if it is delivered within the revocation period set forth above by one or more of the following means: (a) personally;

(b) by overnight courier; or (c) by facsimile to:

                        Robert J. Banstetter, General Counsel
                        GenAmerica Corporation
                        700 Market Street
                        St. Louis, MO  63101
                        Fax No.  314-444-0510

XIII. SEVERABILITY AND JUDICIAL RESTATEMENT

      Associate and GenAmerica agree that the provisions of this Agreement are severable and divisible. In the event any portion of this Agreement is determined to be illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

XIV.  TAXES

      Associate is responsible for any tax liability associated with payments provided under this Agreement. GenAmerica has the right to withhold taxes from such payments to the extent required by law.

XV.   BREACH

      Associate agrees that any breach of Section III, IV, V, VI, or VII will cause irreparable injury to GenAmerica and that GenAmerica may seek an injunction or specific performance for any such breach. Associate agrees to submit personally and GenAmerica agrees to submit to the jurisdiction of the state or federal courts of the State of Missouri in the event of any claimed breach of this Agreement and to comply with any order or judgment of those courts. In any lawsuit commenced for breach of this Agreement, the prevailing party will be awarded attorneys' fees and costs associated with such lawsuit.

      Associate agrees that in addition to any other damages and remedies allowed by law, in the event of a breach of this Agreement by Associate, the benefits set out in Section II shall be terminated and any benefits not yet received by Associate will be forfeited.

XVI.  GENAMERICA REPRESENTATIONS

      In addition to any other consideration described herein, GenAmerica agrees to cooperate with Associate in the transition to any new position he might seek. GenAmerica will provide prospective employers with no information other than Associate's dates of employment with GenAmerica.

      Except as may be compelled by a court of law, GenAmerica shall use its best efforts to constrain its officers and employees from taking any actions (including without limitation the making of any oral or written statement) which damages, disparages, or otherwise diminishes the reputation and business practices of Associate.

      GenAmerica agrees that the terms of this Agreement are confidential and GenAmerica will take such actions as are commercially reasonable in order to enforce this confidentiality provision.

XVII. MISCELLANEOUS

      This is the entire Agreement between Associate and GenAmerica. GenAmerica has made no promises to Associate other than those in this Agreement.

      This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without reference to principles of conflict of laws thereunder.

      This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

      Nothing contained in this Agreement is intended to be, or shall be construed to be, an admission of any liability by any party or an admission of the existence of any facts upon which liability could be based.

      Associate acknowledges and represents that Associate has voluntarily executed this Agreement.

XVIII. EFFECTIVE DATE OF AGREEMENT

       Provided Associate does not revoke this Agreement in accordance with the terms of Section XII, above, this Agreement shall become effective immediately upon the expiration of the revocation period set forth in Section XII. If the Associate does not date this Agreement when he signs it, the revocation period set forth in Section XII shall commence when GenAmerica receives the signed Agreement.

       PLEASE READ THIS AGREEMENT CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS TO THE DATE OF THIS AGREEMENT INCLUDING THOSE PURSUANT TO THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED, AND OTHER LAWS PROHIBITING DISCRIMINATION IN EMPLOYMENT.

       ASSOCIATE ACKNOWLEDGES THAT ASSOCIATE HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT.


                              CONNING CORPORATION

                              By: /s/ Matthew P. McCauley
                                 ---------------------------------------
                              Date: October 8, 1999
                                   ------------------------


                              GENAMERICA CORPORATION


                              By: /s/ Richard A. Liddy
                                 ---------------------------------------
                              Date: October 8, 1999
                                   ------------------------


                              LEONARD M. RUBENSTEIN

                              /s/ Leonard M. Rubenstein
                              ------------------------------------------
                              Date: October 8, 1999
                                   ------------------------